                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Epicor Software Corporation Key Employee Nonqualified Option Agreements of our reports dated February 2, 2000, except for note 11, as to which the date is March 22, 2000, with respect to the consolidated financial statements and schedule of Epicor Software Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Orange County, California
June 9, 2000